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               Consent of Ernst & Young LLP, Independent Auditors


We consent to the reference to our firm under the caption "Independent Auditors" and to the use of our report dated January 25, 2002 accompanying the consolidated financial statements of The Penn Mutual Life Insurance Company in Registration Statement Number 811-03457 on Form N-4 for the Olympia XT Advisors product and related prospectus of Penn Mutual Variable Annual Account III.


                                                           /s/ ERNST & YOUNG LLP


Philadelphia, Pennsylvania
May 16, 2002